UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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ASHFORD HOSPITALITY PRIME, INC.

(Name of the Registrant as Specified in its Charter)

SESSA CAPITAL (MASTER), L.P.

SESSA CAPITAL GP, LLC

SESSA CAPITAL IM, L.P.

SESSA CAPITAL IM GP, LLC

JOHN E. PETRY

LAWRENCE A. CUNNINGHAM

PHILIP B. LIVINGSTON

DANIEL B. SILVERS

CHRIS D. WHEELER

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On March 17, 2016, Sessa Capital (Master), L.P. issued and posted to http://FixAshfordPrime.com the following press release:

SESSA CAPITAL SENDS LETTER TO ASHFORD HOSPITALITY PRIME SHAREHOLDERS

Asks Why Ashford Prime Has Not Yet Scheduled its 2016 Annual Meeting

NEW YORK, March 17, 2016 – Sessa Capital (Master), L.P. (“Sessa”), the third largest shareholder of Ashford Hospitality Prime, Inc. (NYSE:AHP) (“Ashford Prime” or the “Company”), today sent the following letter to Ashford Prime shareholders.

The full text of the letter follows:

March 17, 2016

Dear Fellow Ashford Prime Shareholders,

As shareholders, we are unhappy that Ashford Hospitality Prime, which has held its annual meeting each May since inception, has not confirmed a date for its 2016 annual meeting. When asked about this on its most recent earnings conference call with investors, Ashford Prime’s Chairman Monty Bennett dodged the question of whether the meeting would be in May. It is worth noting that May 12th will mark one year since Ashford Prime’s last annual meeting and that Ashford Trust, Ashford Prime’s former parent company, has held its 12 annual meetings since inception between May 2 and June 10.

WHY WON’T ASHFORD PRIME COMMIT TO AN ANNUAL MEETING DATE?

We wonder: will Chairman Bennett actually hold the meeting or will he delay in hopes that something will change? We think there are some reasons why Chairman Bennett might be afraid to face his shareholders in May:

•	A Wasted Effort Suing Shareholders – In our view, only a company without constructive alternatives wastes shareholder money by suing one of its largest shareholders. Ashford Prime sued Sessa Capital in federal court, and less than two weeks later sued Sessa again in state court. We believe that Ashford Prime’s two lawsuits are another tactic intended to prevent shareholders from electing directors of their choosing, other than Chairman Bennett’s hand-picked slate. After initiating these lawsuits against Sessa, will Ashford Prime’s Board now claim that the litigation it filed is too time consuming to hold a May annual meeting?

•	A Poor Governance Track Record – An annual meeting means Chairman Bennett will have to face shareholders and justify the following:

o	The Penny Preferred Stock: The Company is proposing to sell voting stock to insiders for a penny per share, without asking for shareholder approval of the shares.

o	The Proxy Penalty: The incumbent directors are threatening to saddle the Company with a liability of “hundreds of millions of dollars” if shareholders elect directors that the incumbent directors do not “approve”.

o	Giving up Power to Manage its Assets: Ashford Prime relinquished its ability to sell more than one hotel in a year without either getting the consent of the Company’s advisor, an entity in which Chairman Bennett owns a substantial stake, or paying the advisor “hundreds of millions of dollars”.

o	Buying its Advisor’s Stock: Last year, the Company bought almost 10% of the stock of the Company’s advisor at a premium of 59% over the then closing market price. The shares purchased for $95 haven’t approached that number since, and closed at $42.35 on March 16, 2016.

o	Risking its Money in the Advisor’s new Hedge Fund: In another move last year, the Company liquidated its marketable securities and put the proceeds into a hedge fund – a hedge fund whose manager is owned by the Company’s advisor (also run by Chairman Bennett), Chairman Bennett himself, and another employee of the advisor.

Will Ashford Prime contrive an excuse so that it doesn’t have to address these issues with shareholders at an annual meeting in two months?

•	A Poor Stock Price Track Record – The Company’s total stock market return since inception has been anemic; the stock closed on March 16 at $10.23 versus Chairman Bennett’s estimate of $27.60 of NAV in August 2015. Is Chairman Bennett hoping that by avoiding an annual shareholder meeting, the market will bail him out so that he won’t have to face shareholders with its stock near all-time lows?

•	A Failing Strategic Initiatives Process – Ashford Prime claims to be “working hard” on its strategic initiatives process. However, in the same seven months since the Company announced its review process, Strategic Hotels has now entered into two sale transactions and other lodging companies have announced large, transformative transactions and asset sales. By contrast, Ashford Prime’s directors apparently have not even left the starting gate. Will Ashford Prime’s directors now claim that they are “working ‘too’ hard” to schedule a May annual meeting?

•	No Election “Contest” – Ashford Prime’s incumbent directors apparently prefer elections where there is no competition, and we understand why. It is much harder for Ashford Prime’s incumbents to run against Sessa’s highly-qualified director nominees than to run unopposed. Will Ashford Prime’s directors now claim that the presence of competition on the ballot requires them to delay the annual meeting?

Sessa’s highly-qualified nominees are committed to acting in your best interests and protecting the value of your investment. We believe the Company’s poor stock performance is directly related to the issues we enumerate above and only new directors can give the market confidence in the Company going forward. In our view, transactions like the ones above demonstrate the need for new blood and fresh views in the boardroom. Do not risk betting on the incumbents’ empty words and track record of engaging in actions designed to keep themselves in power.

We urge you to let Chairman Bennett know that he can’t hide from his shareholders. Let him know you want to have an annual meeting in May!

SUPPORT OUR SLATE BY VOTING THE WHITE CARD TODAY

This is a pivotal moment for Ashford Prime. As a significant, 8.2% holder of Ashford Prime shares, our interests are aligned with yours. We need your support in electing our nominees so that they can make sure your interests and the interests of ALL shareholders are the priority at Ashford Prime. Your vote is extremely important, no matter how many or how few shares you own. Whether or not you plan to attend the annual meeting, you have an opportunity to elect directors committed to protecting your investment in Ashford Prime by voting the WHITE proxy card. Vote the WHITE card TODAY to elect our slate of nominees and ensure that the Ashford Prime Board of Directors is working for YOU, not THEMSELVES!

Sincerely,

John Petry, Managing Member

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

For additional details and materials, please visit FixAshfordPrime.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sessa Capital (Master), L.P. (“Sessa Capital”) and the other Participants (as defined below) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and an accompanying WHITE proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2016 annual shareholders meeting of Ashford Hospitality Prime, Inc. (“AHP”). The participants in the proxy solicitation include Sessa Capital, Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, John E. Petry, Lawrence A. Cunningham, Philip B. Livingston, Daniel B. Silvers, and Chris D. Wheeler (collectively, the “Participants”).

SESSA CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF AHP TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE PARTICIPANTS’ SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT THE PARTICIPANTS. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED AT (888) 750-5834.

Contacts

Media:

Sard Verbinnen & Co

Dan Gagnier / Mark Harnett, 212-687-8080

Daniel Goldstein, 310-201-2040

Or

Investor:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger, 212-750-5833